Exhibit 32.2
PRINCIPAL FINANCIAL OFFICER’S CERTIFICATION
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Kansas City Southern de México, S.A. de C.V. (the “Company”) on Form 10-Q for the period ended September 30, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael W. Upchurch, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Michael W. Upchurch
Michael W. Upchurch
Chief Financial Officer
Date: October 17, 2014
A signed original of this written statement required by Section 906 has been provided to Kansas City Southern de México, S.A. de C.V. and will be retained by Kansas City Southern de México, S.A. de C.V. and furnished to the Securities and Exchange Commission or its staff upon request.